Exhibit 10.3

INSPIRE PHARMACEUTICALS, INC.

AMENDED AND RESTATED

2005 EQUITY COMPENSATION PLAN

The purpose of the Inspire Pharmaceuticals, Inc. Amended and Restated 2005 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Inspire Pharmaceuticals, Inc. (the “Company”) and its parents and subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and stock appreciation rights. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan is effective as of the date it is ratified and approved by the Company’s stockholders.

1. Administration

(a) Committee. The Plan shall be administered and interpreted by the members of the Compensation Committee of the Board (the “Committee”), which consists of “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Committee may delegate authority to one (1) or more delegates as it deems appropriate.

(b) Committee Authority. The Committee or its delegate shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size, and terms of the grants to be made to each such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan. Any delegation of any or all of the aforementioned authority with respect to the Inspire Pharmaceuticals, Inc. Amended and Restated 1995 Stock Plan, as amended (the “1995 Plan”), shall be effective with respect to this Plan. Notwithstanding anything in this Plan to the contrary, but subject to adjustments as described in Section 3(d) below, in no event may the Board, the Committee or its or their delegate (A) amend or modify an Option (as defined below) in a manner that would reduce the Exercise Price (as defined below) of such Option; (B) substitute an Option for another Option with a lower Exercise Price; (C) cancel an Option and issue a new Option with a lower Exercise Price to the holder of the cancelled Option within six (6) months following the date of the cancellation of the cancelled Option; or (D) cancel an outstanding Option that is under water (i.e., for which the Fair Market Value, as defined below, of the underlying Shares are less than the Option’s Exercise Price) for the purpose of granting a replacement Grant (as defined below) of a different type within six (6) months following the date of cancellation of the cancelled Option.

(c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d) Other Equity Awards. The terms of this Plan shall not impact or govern the administration by the Company or the rights of any holders of an option or stock award granted pursuant to the 1995 Plan. Unless otherwise provided by the Company and agreed to by the recipient of an award under the 1995 Plan, all awards granted pursuant to the 1995 Plan shall continue to be governed by the terms of the 1995 Plan.

2. Grants. Awards under the Plan may consist of grants of incentive stock options as described in Section 5 below (“Incentive Stock Options”), nonqualified stock options as described in Section 5 below (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock awards as described in Section 6 below (“Stock Awards”) and stock appreciation rights described in Section 7 below (“SARs”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan and as specified in the individual grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s (as defined below) acknowledgement, in writing or by acceptance of the Grant, that all decisions and determination of the Company shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.

3. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described in Section 3(d) below, the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under any form of Grant under the Plan is eight million (8,000,000) shares (the “Total Share Pool”, which is comprised of the “Original Share Pool”, and the “New Share Pool”, as described in Sections 3(b) and 3(c) below). The maximum aggregate number of shares of Company Stock that may be granted as Incentive Stock Options under the Plan is eight million (8,000,000) shares, and the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be three hundred thousand (300,000) shares, subject to adjustment as described in Section 3(d) below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. Any shares of Company Stock issued in connection with Grants shall reduce the Total Share Pool by one (1) for each Option or SAR and two (2) for each Stock Award or Restricted Unit (as defined in Section 6(h)) issued in connection with such Grant or by which the Grant is valued by reference. Shares of Company Stock issued in connection with Grants shall be issued from the Original Share Pool, and upon its depletion, shall be issued from the New Share Pool, in the manner described in Sections 3(b) and 3(c) below.

(b) Original Share Pool. The Original Share Pool contains a number of shares of Company Stock equal to all shares of Company Stock issued in connection with Grants that are outstanding as of the date of ratification and approval of the Plan by the Company’s stockholders, to the extent those shares of Company Stock have not become available for reissuance under the Original Share Pool, as described below. If and to the extent Grants originating from the Original Share Pool terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Awards (including restricted Stock Awards received upon the exercise of Options) or Restricted Units are forfeited, the shares subject to such Grants shall be available for Grants from the New Share Pool, and shall increase the New Share Pool (and consequently, the amount of shares that are available under the Total Share Pool) by one (1) share of Company stock for each share of Company Stock issued in connection with such Grant or by which the Grant is valued by reference.

(c) New Share Pool. The New Share Pool contains the shares of Company Stock in the Total Share Pool which are not in the Original Share Pool. If and to the extent Options or SARs originating from the New Share Pool terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Awards (including restricted Stock Awards received upon the exercise of Options) or Restricted Units are forfeited, the shares subject to such Grants shall again be available for Grants under the New Share Pool, and shall increase the New Share Pool (and consequently, the amount of shares that are available under the Total Share Pool) by one (1) for each Option or SAR and two (2) for each Stock Award or Restricted Unit issued in connection with such Grant or by which the Grant is valued by reference.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization, or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants under both the Original Share Pool or the New Share Pool, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants shall be appropriately adjusted by the Company to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share. Any adjustments determined by the Company shall be final, binding, and conclusive.

4. Eligibility for Participation

(a) Eligible Persons. All employees of the Company and its parents or subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its parents or subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees. The Company shall select the Employees, Non-Employee Directors, and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant. Employees, Non-Employee Directors, and Key Advisors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

5. Granting of Options

The Company may grant an Option to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to Options.

(a) Number of Shares. The Company shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors, and Key Advisors.

(b) Type of Option and Price.

(i) Incentive Stock Options are intended to satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are not intended to so qualify. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors, and Key Advisors.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that (A) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (B) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than one hundred ten percent (110%) of the Fair Market Value of Company Stock on the date of grant.

(iii) So long as the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Company determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Company.

(c) Option Term. The term of any Option shall not exceed seven (7) years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five (5) years from the date of grant.

(d) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions of the Plan and specified in the Grant Instrument. The Company may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Company may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, and (C) any other restrictions determined by the Company.

(e) Grants to Non-Exempt Employees. Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall not be exercisable for at least six (6) months after the date of grant (except that such Options may become exercisable upon the Grantee’s death, Disability (as defined below) or retirement, or upon a Change in Control (as defined below) or other circumstances permitted by applicable regulations). The prior sentence notwithstanding, Options granted to a non-exempt employee after July 8, 2009, shall not be exercisable for at least six (6) months after the date of grant (except that such Options may become exercisable upon the Grantee’s death, Disability or retirement, upon the Grantee’s Termination Due to Change in Control (as defined in Section 10(f) below), or other circumstances permitted by applicable regulations).

(f) Termination of Employment, Disability, or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is Employed by, or Providing Service to, the Employer (as defined below) as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be

Employed by, or Provide Service to, the Employer for any reason other than Disability, death, termination for Misconduct (as defined below), or as set forth in Section 5(f)(v) of this Plan, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety (90) days after the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer shall terminate as of such date.

(ii) In the event the Grantee ceases to be Employed by, or Provide Service to, the Employer on account of a termination by the Employer for Misconduct, any Option held by the Grantee shall terminate as of the thirtieth (30th) day after the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer or the date on which such Option would otherwise expire, if earlier. In addition, notwithstanding any other provisions of this Section 5, if the Company determines that the Grantee has engaged in conduct that constitutes Misconduct at any time while the Grantee is Employed by, or Providing Service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall terminate as of the thirtieth (30th) day after the date on which such Misconduct first occurred, or the date on which such Option would otherwise expire, if earlier. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iii) In the event the Grantee ceases to be Employed by, or Provide Service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer shall terminate as of such date.

(iv) If the Grantee dies while Employed by, or Providing Service to, the Employer, all of the unexercised outstanding Options of Grantee shall become immediately exercisable and remain exercisable for a period of one (1) year from his or her date of death, but in no event later than the date of expiration of the Option term. If the Grantee dies within ninety (90) days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Company), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer (or within such other period of time as may be specified), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer shall terminate as of such date.

(v) Notwithstanding anything herein to the contrary, to the extent that any Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party provides for a longer exercise period for a Grantee’s Options under applicable circumstances than the exercise period that is provided for in this Section 5(f) under those circumstances, then the exercise period set forth in such plan, policy, arrangement or agreement applicable to such circumstances shall apply in lieu of the exercise period provided for in this Section 5(f).

(vi) For purposes of this Section 5(f) and Section 6 below:

(A) “Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

(B) “Employed by, or Provide Service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options or SARs and satisfying conditions with respect to Stock Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board).

(C) “Disability” shall mean a Grantee’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Grantee, as determined in the sole discretion of the Committee or its delegate.

(D) “Misconduct” means (i) willful and continued failure by the Grantee to substantially perform the Grantee’s duties with the Company (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness) or (ii) the willful engaging by the Grantee in conduct which is demonstrably injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith or without reasonable belief that the Grantee’s act, or failure to act, was in the best interest of the Company.

(g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Company (i) in cash, (ii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 8 below).

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds One Hundred Thousand Dollars ($100,000), then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code) of the Company.

6. Stock Awards

The Company may transfer shares of Company Stock or cash to an Employee, Non-Employee Director, or Key Advisor under a Stock Award. The following provisions are applicable to Stock Awards.

(a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions. Restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as set forth in the Grant Instrument. The period of time during which the Stock Award will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Grant Instrument shall set forth the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Employment or Service. If the Grantee ceases to be Employed by, or Provide Service to, the Employer (as defined in Section 5(f) above) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Stock Award as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Company may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of the Stock Award except to a successor under Section 9(a) below. Each certificate for Stock Awards shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Company may determine that it will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. During the Restriction Period, the Grantee shall not have the right to vote shares subject to Stock Awards or to receive any dividends or other distributions paid on such shares.

(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions. The Company may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

(g) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this paragraph (g) shall apply to Stock Awards that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.

(i) Performance Goals. When Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance goals must be met (the “Performance Period”), (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one (1) or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one (1) or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(ii) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (A) ninety (90) days after the beginning of the Performance Period or (B) the date on which twenty-five percent (25%) of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(iii) Maximum Payment. If Stock Awards, measured with respect to the Fair Market Value of Company Stock, are granted, not more than one hundred thousand (100,000) shares of Company Stock may be granted to an Employee under the Stock Award for any Performance Period.

(iv) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards for the Performance Period shall be forfeited or shall not be made, as applicable.

(v) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

(h) Restricted Stock Units. The Committee or its delegate may grant restricted stock units (“Restricted Units”) to an Employee or Key Advisor. Each Restricted Unit shall represent the right of the Grantee to receive an amount in cash or Company Stock (as determined by the Committee or its delegate) based on the value of the Restricted Unit, if performance goals established by the Committee are met or upon the lapse of a specified vesting period. A Restricted Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee or its delegate deems appropriate. The Committee or its delegate shall determine the number of Restricted Units to be granted and the requirements applicable to such Restricted Units.

7. Stock Appreciation Rights

The Company may grant SARs to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to SARs.

(a) General Requirements. The Company may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. Unless otherwise specified in the Grant Instrument, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. A SAR shall be exercisable during the period specified in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified. The Company may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is Employed by, or Providing Service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. The term of any SAR shall not exceed seven (7) years from the date of grant.

(d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have a base amount not less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six (6) months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations). The prior sentence notwithstanding, SARs granted to a non-exempt employee after July 8, 2009, shall not be exercisable for at least six (6) months after the date of grant (except that such SARs may become exercisable upon the Grantee’s death, Disability or retirement, upon the Grantee’s Termination Due to Change in Control (as defined in Section 10(f) below), or other circumstances permitted by applicable regulations).

(e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in Company Stock. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 7(a) above. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. Notwithstanding anything to the contrary, the Company may pay the appreciation of a SAR in the form of cash, shares of Company Stock, or a combination of the two (2), so long as the ability to pay such amount in cash does not result in the Grantee incurring taxable income related to the SAR prior to the Grantee’s exercise of the SAR.

(f) Number of SARs Authorized for Issuance. For purposes of Section 3(a) of the Plan, SARs to be settled in shares of Company Stock shall be counted in full against the number of shares of Company Stock available for award under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the SAR.

8. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state, or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Company so permits, a Grantee may elect to satisfy the Employer’s income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Company.

9. Transferability of Grants

(a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to SARs and Option grants other than Incentive Stock Options, pursuant to a domestic relations order or otherwise as permitted by the Company. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Grant Instrument may provide that a Grantee may transfer Nonqualified Stock Options to family members, or one (1) or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

10. Definition of Change in Control and Termination Due to Change in Control

(a) “Change in Control” means the determination (which may be made effective as of a particular date ) by the Board, made by a majority vote that a change in control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the Persons (as defined below) who own an interest in the Company on the date hereof (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution or otherwise) maintain more than a fifty percent (50%) interest in the resultant entity. Regardless of the vote of the Board or whether or not the Board votes, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following subsections shall have been satisfied:

(b) Any Person (other than the Person in control of the Company as of the date of this Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than

(i) Thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities with respect to all outstanding Grants issued under any Company-sponsored equity compensation plan on or prior to July 8, 2009; or

(ii) Fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, with respect to all Grants issued under any Company-sponsored equity compensation plan following July 8, 2009; provided, however, in the event there is a Change in Control during the period from July 8, 2009 through July 8, 2010, the thirty-five percent (35%) threshold set forth in subsection 10(b)(i) above shall apply to the Grants issued during the period from July 8, 2009 through July 8, 2010; or

(c) The stockholders of the Company approve:

(i) A plan of complete liquidation of the Company;

(ii) An agreement for the sale or disposition of all or substantially all of the Company’s assets; or

(iii) A merger, consolidation or reorganization of the Company with or involving any other company, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

(d) However, in no event shall a Change in Control be deemed to have occurred, with respect to a Grantee, if the Grantee is part of a purchasing group which consummates the Change in Control transaction. A Grantee shall be deemed “part of the purchasing group” for purposes of the preceding sentence if the Grantee is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the continuing Non-Employee Directors).

(e) For purposes of this Section 10, the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) an entity or entities which are eligible to file and have filed a Schedule 13G under Rule 13d-l(b) of the Exchange Act, which Schedule indicates beneficial ownership of fifteen percent (15%) or more of the outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities.

(f) “Termination Due to Change in Control” with respect to a Grantee means either (i) a termination of such Grantee’s employment by, or provision of service to, the Company within two (2) years following a Change in Control; or (ii) a Termination Due to a Change in Control with respect to such Grantee as defined under either the Company’s Executive Change in Control Severance Benefit Plan, as amended, or the Company’s Change in Control Severance Benefit Plan, as amended, as the case may be.

11. Consequences of a Change in Control

(a) Grants Made On or Prior to July 8, 2009. The following provisions shall control with respect to Grants made on or prior to July 8, 2009:

(i) Notice and Acceleration. Upon a Change in Control, unless the Company determines otherwise, (1) the Company shall provide each Grantee with outstanding Grants written notice of such Change in Control, (2) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, and (3) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse.

(ii) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), each Grantee shall have the right to elect within thirty (30) days of receiving the notice described in paragraph (i) immediately above one (1) of the following methods of treating his or her outstanding Options, SARs, and Stock Awards: (1) all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or stock appreciation rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Stock Awards shall be converted to comparable stock awards of the surviving corporation (or a parent or subsidiary of the surviving corporation); or (2) each Grantee may surrender his or her outstanding Options, SARs, or Stock Awards in exchange for a payment by the Company, in cash or Company Stock (as elected by the Grantee) in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock underlying the Option or SAR exceeds the Exercise Price of the Grantee’s unexercised Options or the base amount of the Grantee’s unexercised SARs or for the then Fair Market Value of shares of Company Stock underlying the Grantee’s Stock Awards.

(b) Grants Made Following July 8, 2009. Except as set forth in subsection 11(b)(iv) below, the following provisions shall control with respect to Grants made following July 8, 2009:

(i) Notice and Acceleration. Upon a Change in Control, if any portion of an Option is outstanding, the Company shall provide the Grantee written notice of such Change in Control. Upon a Grantee’s Termination Due to Change in Control, Grants made after July 8, 2009 shall automatically accelerate and become fully exercisable (or restrictions and conditions shall lapse) in accordance with subsection 11(a) above. Notwithstanding the foregoing, in the event of a Change in Control during the period from July 8, 2009 through July 8, 2010, Grants made during the period from July 8, 2009 through July 8, 2010 shall accelerate and become fully exercisable (or the restrictions and conditions shall lapse) in accordance with subsection 11(a) above.

(ii) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless otherwise determined, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Stock Awards shall be converted to stock awards of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(iii) No Acceleration for Key Advisors. Notwithstanding the foregoing, except as otherwise determined by the Committee, a Key Advisor’s outstanding Grants shall not accelerate and become fully exercisable upon a Change in Control or upon the termination of the Key Advisor’s services following a Change in Control.

(c) Optional Cash Out. Notwithstanding anything herein to the contrary, in the event of a Change in Control during the period from July 8, 2009 through July 8, 2010 where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee may surrender the outstanding Option in exchange for payment by the Company, in cash or Company Stock (as elected by the Grantee) in an amount equal to the amount by which the then Fair Market Value (as defined below) of the shares of Company Stock underlying the Option exceeds the Exercise Price of the Grantee’s unexercised Option. For purposes of this paragraph, “Fair Market Value” per Share shall be determined as follows: (i) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (ii) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of the Shares on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Company determines. If the Shares are not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per Share shall be as determined by the Company.

12. Requirements for Issuance or Transfer of Shares

(a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with. Any Grant made shall be conditioned on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the thirty (30) day period preceding and the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

13. Amendment and Termination of the Plan

(a) Amendment. The Board or its delegate may amend or terminate the Plan at any time; provided, however, that neither the Board nor its delegate shall have the authority to amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of its effective date, unless the Plan is terminated earlier by the Company or is extended by the Company with the approval of the stockholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Company acts under Section 19(b) below. The termination of the Plan shall not impair the power and authority of the Company with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14. Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15. Rights of Participants

Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor, or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

16. No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Company shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18. Effective Date of the Plan

The Plan shall be effective on June 10, 2005.

19. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Company may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option or stock award grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Company shall prescribe the provisions of the substitute grants.

(b) Compliance with Law. The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or Section 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or Section 422 of the Code, that Plan provision shall cease to apply. The Company may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Company may also adopt rules regarding the withholding of taxes on payments to Grantees. The Company may, in its sole discretion, agree to limit its authority under this Section 19(b).

(c) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, Grants may be made on such terms and conditions as the Company deems appropriate to comply with the laws of the applicable countries, and the Company may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(d) Governing Law. The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.